UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 300

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On December 4, 2014, Millennial Media, Inc. (“Millennial” or the “Company”) completed its previously announced acquisition of Nexage, Inc. (“Nexage”), a leading mobile advertising exchange and mobile supply side platform, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 23, 2014 and as amended and restated on October 31, 2014 (the “Merger Agreement”), by and among the Company, Nexage, Neptune Merger Sub I, Inc. (“Merger Sub I”), Neptune Merger Sub II, LLC (“Merger Sub II”), and Fortis Advisors LLC.  At the closing, Merger Sub I was merged with and into Nexage, and as part of the same transaction, Nexage was merged with and into Merger Sub II (the “Merger”).  As a result of the Merger, Merger Sub II continues as the surviving corporation and as a wholly-owned subsidiary of Millennial. The name of Merger Sub II was subsequently changed to Nexage, LLC.

Pursuant to the Merger Agreement, Millennial issued 30,733,436 shares of its common stock to the former securityholders of Nexage, and issued options to purchase an additional 7,949,236 shares of its common stock in exchange for options to purchase shares of Nexage’s common stock.  The aggregate potential equity consideration of 38,682,672 shares, including shares issuable upon the exercise of options, represents approximately 26.4% of the total number of shares of Millennial common stock following the closing of the Merger, but assuming the exercise of all new stock options issued in exchange for the prior Nexage options.  Of the total consideration, 4,876,603 of the shares of common stock of the Company issued in connection with the Merger and 1,057,973 of the options exchanged in connection with the Merger are being held in escrow as partial security for the indemnification obligations of the Nexage securityholders as set forth in the Merger Agreement and pursuant to the terms of the Escrow Agreement executed in connection with the Merger.  The Company paid approximately $8.1 million in cash consideration for shares of Nexage capital stock held by certain holders of Nexage capital stock who are “unaccredited investors,” in partial payment for shares of Nexage capital stock held by holders of Nexage capital stock who are “accredited investors,” and in partial payment for vested options to purchase common stock of Nexage. In connection with the completion of the Merger, the Company also paid Nexage’s remaining debt balance of $13.9 million and paid approximately $3.0 million of transaction-related expenses incurred by Nexage. Vested options to purchase common stock of Nexage were partially cancelled in exchange for cash and partially exchanged for vested options to purchase common stock of Millennial.  Unvested options to purchase common stock of Nexage were converted into unvested options to purchase common stock of Millennial.  All outstanding warrants exercisable for common stock of Nexage were exchanged for a portion of the 30,733,436 new Millennial shares issued.

Based on the issuance of an aggregate of 30,733,436 shares of Millennial’s common stock at the closing, each valued at $1.57, the closing price per share of Millennial’s common stock on December 4, 2014, and including newly issued options to purchase 7,949,236 shares, which options have a fair value of approximately $12.1 million based on a Black-Scholes option pricing model, and $8.1 million of cash consideration, the transaction is valued at approximately $68.5 million.

In reliance on the exemption provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, the independent directors of Millennial’s board of directors approved the adoption of an inducement plan covering securities intended to be granted as an inducement and reserved for persons to whom the Company may issue securities as an inducement in connection with the Merger.  In reliance on the same exemption, and subject to the approval of the compensation committee of Millennial’s board of directors, the Company expects to grant options to purchase shares of Millennial common stock to certain eligible holders of options to purchase shares of Nexage common stock in exchange for such options in connection with the Merger, as well as equity awards in the form of employment inducement grants for purposes of retention to employees of Nexage who have accepted offers of employment with Millennial.

Under the terms of the Merger Agreement, Millennial also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of common stock issued in the Merger and a registration statement on Form S-8 relating to the new Millennial stock options issued in exchange for the previous options to purchase Nexage common stock.

Neither the Company nor any of its affiliates has any material relationship with any of Nexage’s securityholders other than in respect of the Merger and the transactions contemplated thereby.

The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which was previously filed as Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014 and is incorporated herein by reference in its entirety.

Item 3.02.             Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 related to the issuance of Millennial common stock is hereby incorporated by reference under this Item 3.02.  The shares of the Company’s common stock issued pursuant to the Merger Agreement were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 promulgated thereunder. The Merger was a privately negotiated transaction that did not involve general solicitation, and all of the recipients of shares of Millennial common stock pursuant to the Merger Agreement are “accredited investors” as defined in Regulation D under the Securities Act.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and following the completion of the Merger, the Company’s board of directors acted by unanimous written consent on December 4, 2014 to appoint Ernest Cormier, the former President & Chief Executive Officer of Nexage, as a member of the Company’s board of directors to serve until the Company’s 2015 annual meeting of stockholders.  Mr. Cormier entered into the Company’s standard form of indemnification agreement with the Company, as set forth in Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-178909), filed with the SEC on March 8, 2012, which provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Cormier in any action or proceeding directly related to his service as a director of the Company.

Mr. Cormier, 56, has served as the CEO & President of Nexage since April 2010.  From November 2008 to January 2010, he was the CEO & President of Zeemote Inc., a mobile gaming and consumer electronics company that was sold in December 2009 to Aplix Corporation.  From 2006 to 2008, he was the Chief Commercial Officer and Managing Director of Group Strategy and Corporate Development for Virgin Media  in the United Kingdom, responsible for the consumer business, including all sales channels, marketing, brand, product, strategy, and corporate and business development.  He has held executive and senior leadership roles with primary responsibilities for mobile solutions, content monetization, and ad-buying and -selling at various technology and digital media companies, including Nextel Communications and Lagardère Group.  Mr. Cormier began his career in product design and development in digital media and content and consumer and enterprise software.  Mr. Cormier currently serves as a member of the board of directors of a number of privately held companies.  He received a B.S. in Mechanical Engineering, specializing in controls and systems engineering, from Worcester Polytechnic Institute.

In connection with his appointment to the board of directors, Mr. Cormier will receive compensation in accordance with the terms of the Company’s compensation policy for non-employee directors, as described in the Company’s annual proxy statement filed on April 25, 2014 and available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Other than as described herein, there are (1) no arrangements or understandings between Mr. Cormier and any other person pursuant to which he was appointed to the board of directors, and (2) no transactions between Mr. Cormier and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On December 2, 2014, the Company held a special meeting of stockholders (the “Special Meeting”).  Of the 107,820,598 shares outstanding as of the record date, 58,374,353 shares, or 54%, were present or represented by proxy at the Special Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Special Meeting.

Proposal 1 — Approval of the Issuance of Up to 38,751,632 Shares of the Company’s Common Stock in Connection with the Merger

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
57,811,682	503,544	59,127	0

Proposal 2 —Approval of the Adjournment of the Special Meeting, If Necessary, Including to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Share Issuance Proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
56,124,535	1,893,106	356,712	0

Item 7.01              Regulation FD Disclosure.

The Company issued a press release on December 4, 2014 announcing the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The Company will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)         Exhibits.

Exhibit No.	Description
2.1(1)*	Agreement and Plan of Merger, dated as of September 23, 2014, by and among Millennial Media, Inc., Nexage, Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.
2.2(2)*

Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2014, by and among Millennial Media, Inc., Nexage Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.

99.1	Press release dated December 4, 2014.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

(1)                                 Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the Commission on September 23, 2014, and incorporated by reference herein.

(2)                                 Previously filed as Exhibit 2.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35478), filed with the Commission on November 10, 2014, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)*	Agreement and Plan of Merger, dated as of September 23, 2014, by and among Millennial Media, Inc., Nexage, Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.
2.2(2)*

Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2014, by and among Millennial Media, Inc., Nexage Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.

99.1	Press release dated December 4, 2014.

*Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

(1)                                 Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the Commission on September 23, 2014, and incorporated by reference herein.

(2)                                 Previously filed as Exhibit 2.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35478), filed with the Commission on November 10, 2014, and incorporated by reference herein.